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                         SECURITIES EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     RAINTREE RESORTS INTERNATIONAL, INC.                       CR RESORTS CAPITAL, S. DE R.L. DE C.V.
         (Exact name of registrant                                     (Exact name of registrant
        as specified in its charter)                                  as specified in its charter)

         Nevada                     76-05 49149                     Mexico                    CRC 970811E5A
(State of incorporation            (IRS Employer            (State of incorporation           (Mexican Tax
    or organization)            Identification No.)            or organization)            Identification No.)


   10,000 Memorial Drive, Suite 480                  Blvd. Adolfo Ruiz Cortinez
        Houston, Texas 77024                          No. 3642 P.B y 7o. Piso
(Address of principal executive offices)             Col. Jardines del Pedregal
                                                       C.P. 01900 Mexico, D.F.

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-49065

Securities to be registered pursuant to Section 12(b) of the Act: None Securities to be registered pursuant to Section 12(g) of the Act:

         13% Senior Notes due 2004




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         INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in the section captioned "Description of Notes" in Form S-4 (Registration No. 333-49065) of Raintree Resorts International, Inc. (the "Company") and CR Resorts Capital, S. de R.L. de C.V. ("CR Mexico" and, together with the Company, the "Registrants"), filed with the Securities and Exchange Commission on March 31, 1998, as amended (the "Registration Statement") pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated by reference.

ITEM 2.  EXHIBITS.

         1. Purchase Agreement, dated November 26, 1997, among the Registrants and the Initial Purchaser incorporated by reference to Exhibit
              1.1 of the Registration Statement.

         2. Amended and Restated Articles of Incorporation of the Company incorporated by reference to Exhibit 3.1 the Registration Statement.

         3. By-laws of the Company, effective April 15, 1997 incorporated by reference to Exhibit 3.3 of the Registration Statement.

         4. Articles of Incorporation of CR Mexico, dated August 11, 1997 incorporated by reference to Exhibit 3.2 of the Registration Statement.

         5.   Indenture (including Forms of Registered Note and Outstanding
              Note), dated December 5, 1997, among the Issuers and IBJ Schroder Bank & Trust Company incorporated by reference to Exhibit 4.1 of the Registration Statement.

         6. A/B Exchange Registration Rights Agreement, dated December 5, 1997, among the Registrants and the Initial Purchaser incorporated by reference to Exhibit 10.7 of the Registration Statement.



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         RAINTREE RESORTS INTERNATIONAL, INC.


Dated:   May 22, 1998                    By:  /s/      DOUGLAS Y. BECH
                                              ---------------------------------
                                              Name:    Douglas Y. Bech
                                              Title:   Chairman


                                         CR RESORTS CAPITAL, S. DE R.L. DE C.V.


Dated:   May 22, 1998                    By:  /s/      DOUGLAS Y. BECH
                                              ---------------------------------
                                              Name:    Douglas Y. Bech
                                              Title:   Secretary